UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 9, 2023

Liberty Global plc

(Exact Name of Registrant as Specified in Charter)

England and Wales	001-35961	98-1112770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification#)

Griffin House, 161 Hammersmith Rd, London, United Kingdom

W6 8BS

(Address of Principal Executive Office)

+44.208.483.6449 or 303.220.6600

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares	LBTYA	Nasdaq Global Select Market
Class B ordinary shares	LBTYB	Nasdaq Global Select Market
Class C ordinary shares	LBTYK	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

Liberty Global Files Definitive Proxy Statement for Proposed Bermuda Redomiciliation

On June 9, 2023, Liberty Global plc (“Liberty Global”, “we”, “our”), one of the world’s leading converged video, broadband and mobile communications companies, filed a definitive proxy statement (the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”). In the Proxy Statement, Liberty Global proposes to change the jurisdiction of incorporation of the parent holding company of the Liberty Global group to Bermuda from England and Wales (the “Redomiciliation”). The proposed Redomiciliation was announced on April 24, 2023.

Date of Shareholder Meeting: July 13, 2023

Time and Place: Denver, Colorado at 5:00 p.m. Mountain time

Principal Objectives

As previously stated, the principal objective of the Redomiciliation is to facilitate future shareholder value creation by aligning the U.S.-style corporate law of Bermuda with Liberty Global’s U.S. listing and the expectations of its largely U.S. shareholder base. Key components of Liberty Global’s strategy for delivering shareholder value may include, among others, share buybacks and self-tender offers, spin-offs and split-offs of businesses, and cross border M&A and investments, each of which will be easier to execute as a Bermuda company.

Proposed Transaction has Limited Operational Impact

The Redomiciliation would change the jurisdiction of incorporation and governing documents of the parent company, but would have no effect on Liberty Global’s operations and subsidiaries:

•	The transaction is not tax-driven; Liberty Global’s revenue and income would remain European-based, and its subsidiaries’ tax residence will not change.

•

As a Bermuda company, Liberty Global will continue to be listed on Nasdaq (under the symbols LBTYA, LBTYB and LBTYK) and will continue to be governed by Nasdaq listing requirements and SEC rules and regulations.

•	Our day-to-day operations in all our businesses, including our joint ventures in the U.K. and the Netherlands, will be unaffected.

•	There will be no change in Liberty Global’s offices or headquarters, management team, board of directors or employee base and no changes to our customer services and products.

•	There will be no material change in our financial statements and no changes in our financial documents, financings, bonds or credit agreements.

Voting Thresholds for Class A, Class B and Class C

The Company has three classes of capital stock, Class A, Class B and Class C. While U.S. companies with multiple classes of publicly traded stock are not uncommon, English law is cumbersome in the way it treats separate classes of stockholders for purposes of approving certain transactions (as evidenced by the complexity of voting in this proposed Redomiciliation). Generally speaking, following the Redomiciliation, if there will be a vote undertaken by separate classes the threshold would be reduced from 75% (under English law) to a majority of votes cast within each class. As is currently the case, separate class votes would still be required for a variety of transactions, including a transaction which varies or abrogates the rights of a class, for example, by the creation of preferred stock or tracking stock, and business combination transactions with related parties. All of this is set forth in more detail in the Proxy Statement.

We believe that reducing the approval thresholds for transactions requiring a class vote as a Bermuda company is positive for our shareholders. It will enable transactions determined by our board to be in the best interests of our shareholders to move forward if supported by a majority of the votes in the impacted class and not be subject to hold up by a small group of shareholders whose interests may not be aligned with the interests of Liberty Global shareholders more broadly.

Continuing Commitment to Europe

We remain committed to our businesses in the U.K. and the rest of Europe. Over the years we have invested billions of dollars in critical infrastructure in the jurisdictions where we operate, and our ongoing commitments will not be altered by the Redomiciliation.

Manner of Voting

The Redomiciliation will be effected pursuant to a scheme of arrangement (the “Scheme”) under English law and will be subject to approval by Liberty Global’s shareholders and the High Court of Justice of England and Wales (the “Court”). To obtain the shareholder approvals required to effect the Scheme, Liberty Global will be holding special Court-ordered back-to-back meetings of each class of its ordinary shares, covering substantially similar matters, as well as a related general meeting of holders of Liberty Global’s voting shares. In addition to these shareholder meetings, due to applicable SEC rules and regulations, we are also asking our shareholders at a separate meeting to vote on a non-binding, advisory basis, on certain governance changes that we are proposing as part of the Redomiciliation.

The meetings are scheduled for July 13, 2023, commencing at 5:00 p.m. Mountain time. If the Scheme is approved by the requisite vote of shareholders at these meetings, and subject to the satisfaction (or if not satisfied, to the extent permitted by applicable law, waiver) of certain other conditions described in the Proxy Statement, Liberty Global will make a subsequent application to the Court for it to approve the Scheme and currently expects to complete the Redomiciliation in the second half of 2023.

Detailed information on the Scheme, Liberty Global’s business rationale for pursuing the transaction and the voting requirements necessary to effect the Redomiciliation are included in the Proxy Statement.

Forward-Looking Statements

This communication contains certain statements which are, or may be deemed to be, “forward-looking statements” with respect to the financial condition, results of operations and business of Liberty Global and certain plans and objectives of Liberty Global with respect to the Redomiciliation. All statements other than statements of historical fact may be forward-looking statements. Forward-looking statements are statements of future expectations that are based on current expectations, assumptions and projections about future events, and are therefore subject to risks and uncertainties which could cause actual results, performance or events to differ materially from those expressed or implied by the forward-looking statements. Often, but not always, forward-looking statements can be identified by the use of forward-looking words such as “plans”, “expects”, “is expected”, “is subject to”, “budget”, “scheduled”,

“estimates”, “forecasts”, “intends”, “anticipates”, “believes”, “targets”, “aims”, “projects” or words or terms of similar substance or the negative thereof, as well as variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “should”, “would”, “might” or “will” be taken, occur or be achieved. Such statements are qualified in their entirety by the inherent risks and uncertainties surrounding future expectations.

Although Liberty Global believes that the expectations reflected in such forward-looking statements are reasonable, we cannot give assurance that such expectations will prove to be correct. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, the matters set forth under “Forward Looking Statements” in Part I, Item 1 of Liberty Global’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and in Part I, Item 2 of Liberty Global’s Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2023. Other factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements include our ability to obtain the approval of Liberty Global shareholders for the Scheme and the resolutions proposed at related meetings of holders of our Class A Ordinary Shares, Class B Ordinary Shares and Class C Ordinary Shares, our ability to satisfy the other conditions to the Redomiciliation on the expected timeframe, or at all, our ability to realize the expected benefits from the Redomiciliation and the occurrence of unanticipated difficulties or costs in connection with the Redomiciliation.

All of our forward-looking statements should be considered in light of these factors. All of our forward-looking statements speak only as of the date they were made, and we undertake no obligation to update our forward-looking statements or risk factors to reflect new information, future events or otherwise, except as may be required under applicable securities laws and regulations. Accordingly, you should not place undue reliance on any such forward-looking statements.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the Redomiciliation. In connection with the Redomiciliation, on June 9, Liberty Global filed with the SEC a definitive proxy statement on Schedule 14A and scheme circulate (the “Definitive Proxy Statement”). LIBERTY GLOBAL SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN AND OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT LIBERTY GLOBAL WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE REDOMICILATION. Liberty Global shareholders and investors may obtain free copies of the Definitive Proxy Statement and other relevant materials (when they become available) and other documents filed by Liberty Global at the SEC’s website at www.sec.gov. Copies of the Definitive Proxy Statement (and other relevant materials when they become available) and the filings that will be incorporated by reference therein may also be obtained, without charge, by contacting Liberty Global’s Investor Relations at ir@libertyglobal.com or +1(303) 220-6600.

Participants in Solicitation

Liberty Global and its directors, executive officers and certain employees, may be deemed, under SEC rules, to be participants in the solicitation of proxies in respect of the proposed Redomiciliation. Information regarding Liberty Global’s directors and executive officers is available in its Definitive Proxy Statement filed with the SEC on June 9. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the Definitive Proxy Statement and will be contained in other relevant materials to be filed with the SEC (when they become available). These documents can be obtained free of charge from the sources indicated above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL PLC

By:	/s/ Randy L. Lazzell
Randy L. Lazzell
Vice President

Date: June 9, 2023